Exhibit F
STATE OF MISSISSIPPI

COUNTY OF JACKSON

                                                                    $3,930,000

                         SUBORDINATE LAND DEED OF TRUST

         THIS INDENTURE, made and entered into this day by and among Gulf Power Company whose address is 500 Bayfront Parkway, Pensacola, FL 32501, as Grantor (herein designated as "Debtor"), Ben H. Stone, as Trustee, and Jackson County, Florida, as beneficiary (herein designated as "Secured Party"),
                                   WITNESSETH:
         WHEREAS, Debtor is indebted to Secured Party in the full principal sum of Three Million Nine Hundred Thirty Thousand Dollars ($3,930,000) evidenced by Debtor's Promissory Note issued of even date herewith in favor of Secured Party (the "Note") pursuant to the Loan Agreement between Debtor and Secured Party dated as of July 1, 1997, said indebtedness bearing interest as specified in the Note being due and payable as set forth in the above described Loan Agreement and Note. Unless sooner paid, the final maturity date of the indebtedness evidenced by the said Note is July 1, 2022.
         NOW, THEREFORE, in consideration of the Indebtedness and obligations herein recited, Debtor hereby conveys and warrants unto Trustee, Debtor's undivided one-half (1/2) interest in the land together with all improvements thereon described below situated in the County of Jackson, State of Mississippi:
         A steam plant site at or near Cumbest Bluff in Jackson County, Mississippi, or known as the Jackson County Steam Plant site ("Plant Victor J. Daniel") on land recorded in the office of the Chancery Clerk of Jackson County and described as follows:

         Section 15 Township 6 South Range 6 West

                  Lots 1 and 2 as recorded in Book 416 Page 299 and Book 428 Page 259.

         Section 14 Township 6 South Range 6 West

                  Beginning at the Northeast corner of Section 14, Township 6 South, Range 6 West, and run thence South along the East line of said Section 14 a distance of 2030 feet to a point, run thence West a distance of 380 feet to a point, thence South 3 degrees 30 minutes East a distance of 125 feet to a point, run thence West a distance of 730 feet to Clark Bayou, run thence Southwesterly along the meanderings of Clark Bayou 6,560 feet, more or less, to the Southwest corner of Section 14, thence North along the West section line of Section 14 to the Northwest corner of said section, thence run East along the North line of Section 14 a distance of 5251 feet, more or less, to the Northeast corner of said Section 14 and the Point of Beginning, less and except that part to Miss. State Highway Dept. recorded in Book 172 Pages 585-6, all as recorded in Book 439 Page 467-70.

         Section 11 Township 6 South Range 6 West

                  All that part of the SE 1/4 of SE 1/4 East of Mississippi State Highway 63; all of Section 11 West of Highway 63 all being recorded in Book 439 Page 467-70, Book 434 Page 601, Book 434 Page 664, Book 434 Page 600, Book 442 Page 155, and Book 441 Page 327.

         Section 10 Township 6 South Range 6 West

                  All of the entire Section as recorded in Book 428 Page 259, Book 448 Page 288, Book 449 Page 418, Book 449 Page 507.

         Section 9 Township 6 South Range 6 West

                  All that part East of Pascagoula River as recorded in Book 428 Page 259.

         Section 4 Township 6 South Range 6 West

                  All that part East of Pascagoula River and South of Vaughn Bayou, as recorded in Book 428 Page 259.

         Section 37 Township 6 South Range 6 West

                  All that part of Allen Goodwin Private Claim 37 that would have been the S 1/2 of Regular Section 3, if regularly surveyed, less and except that part lying Northwest of Vaughn Bayou as recorded in Book 428 Page 259.

         Section 2 Township 6 South Range 6 West

                  All that part of the SW 1/4 of Section 2 lying West of Highway 63 as recorded in Book 417 Page 468, Book 419 Page 57, Book 444 Page 36, Book 414 Page 163, Book 419 Page 557, Book 423 Page 160, Book 448 Page 282, Book 455 Page 401 and Book 455 Page 400.

         A tract of land in the A. Goodwin Claim, Section Thirty-five (35) and the Kirkwood Claim, Section Forty-two (42), both in Township Five (5) South, Range Six (6) West, Jackson County, described as follows:

                  Beginning at a point 75 feet West of the Southeast corner of the A. Goodwin Claim Section 35, Township 5 South, Range 6 West, on the West margin of the County Road known as "River Road" (Now Mississippi State Highway No. 63) and thence run West along the South boundary line of the aforesaid A. Goodwin Claim No. 35, 1575 feet; thence North 1609.50 feet; thence East 295 feet; thence South 69 degrees and 19 minutes East 885 feet to the West margin of the County Road known as "River Road" (Now Mississippi State Highway No. 63); thence Southerly along the West margin of said Road South 6 degrees and 24 minutes West 100 feet; thence South 1 degree and 34 minutes East 100 feet; thence South 7 degrees and 44 minutes East 100 feet; thence South 9 degrees and 33 minutes East 100 feet; thence South 12 degrees and 46 minutes East 200 feet; thence South 16 degrees and 30 minutes East 100 feet; thence South 25 degrees and 12 minutes East 100 feet; thence South 30 degrees and 45 minutes East 200 feet; thence South 34 degrees and 22 minutes East 300 feet; thence South 23 degrees and 20 minutes East 108.7 feet to the point of beginning.

                  LESS AND EXCEPT those certain parcels sold to David Thomas Pinter and sold to Erbie Gene Bailey and wife all as recorded in Deed Book 250 Page 336

                           394              168 and 171
                           399              420
                           407              170

               LESS AND EXCEPT any part of the above described land which lies East of the New Mississippi Highway No. 63 as now laid out and used. As recorded in Book 423 Page 157,

together with all improvements and appurtenances now or hereafter erected on, and all fixtures of any and every description now or hereafter attached to, said land (all being herein referred to as the "Property"). Debtor reserves the right to execute with Trustee (without the consent of Secured Party), an amendment to this instrument substituting for the property collateral having a value in the judgment of Debtor not less than the then unpaid principal amount of the Note.
         THIS CONVEYANCE, HOWEVER, IS IN TRUST to secure prompt performance by Debtor to Secured Party as described hereinabove under the provisions of this Deed of Trust. If Debtor shall discharge its obligation to Secured Party according to the tenor of the Loan Agreement and Note described hereinabove and shall perform all covenants made by Debtor to Secured Party herein, then this conveyance shall be void and of no effect. If Debtor shall be in default in the performance of its obligations under its Loan Agreement and Note described hereinabove, then, in that event, Trustee shall, at the request of Secured Party, sell the Property conveyed, or a sufficiency thereof, to satisfy the Indebtedness at public outcry to the highest bidder for cash. Sale of the property shall be advertised for three consecutive weeks preceding the sale in a newspaper published in the county where the Property is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original Debtor in this Deed of Trust.
         Secured Party shall have the same right to purchase the property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust. Debtor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972, as amended, if any, as far as this section restricts the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the property herein as a whole, regardless of how it is described.
         From the proceeds of the sale Trustee shall first pay all costs of the sale including reasonable compensation to Trustee; then the Indebtedness due Secured Party by Debtor, including accrued interest and attorney's fees due for collection of the debt; and then, lastly, any balance remaining to Debtor.
         IT IS AGREED that this conveyance is made subject to the covenants, stipulations and conditions set forth below which shall be binding upon all parties hereto.
         1. Debtor shall pay all taxes and assessments, general or special, levied against the Property or upon the interest of Trustee or Secured Party therein, during the term of this Deed of Trust before such taxes or assessments become delinquent, except to the extent the same may be contested.
         2. Debtor shall keep the Property in good repair and shall not permit or commit waste, impairment or deterioration thereof. Debtor shall use the Property for lawful purposes only.
         3. Debtor shall be in default under the provisions of this Deed of Trust if Debtor shall default in the performance according to the tenor of the Loan Agreement and Note described hereinabove.
         4. Secured Party may by giving 30 days written notice to the original or any successor Trustee, and to Debtor, appoint another person or succession of persons to act as Trustee, and such appointee in the execution of this trust shall have all the powers vested in and obligations imposed upon Trustee.
         5. This Deed of Trust and the rights of the Secured Party hereunder are subordinate in their entirety to the lien of that certain Mortgage Indenture dated as of September 1, 1941 and recorded in the Records of the Mortgages and Deeds of Trust on Land in Jackson County, Mississippi, executed by the Debtor named herein, with The Chase Manhattan Bank, as Trustee for the benefit of the holders of certain obligations of Debtor (the "Trust Indenture"). This Deed of Trust, and the rights of the Secured Party hereunder, are also subordinate to the rights of the Trustee named in the Trust Indenture and the parties secured thereby with respect to any future indebtedness issued by the Debtor and secured by the Trust Indenture as it is now constituted and as it may be subsequently supplemented and/or amended. In the event the Debtor shall elect to sell all or part of the property secured hereby and Debtor's obligations secured by the Trust Indenture shall not have been fully satisfied at the time of such sale, the entire proceeds from such a sale shall be paid over by Debtor to the Trustee under the Trust Indenture and the Secured Party named herein shall have no right to receive any part thereof unless and until all obligations then secured by the Trust Indenture shall be fully paid. A release by the Trustee named in the Trust Indenture, or any successor thereto, of all or of any of such property so sold shall constitute a release of the lien of this Deed of Trust by the Secured Party named herein; Secured Party, by accepting this Deed of Trust, hereby appoints the Trustee for the Trust Indenture as its agent and attorney-in-fact for the purpose of releasing from the lien of this Deed of Trust all or any parts of the property described herein in the event of a sale of all or any part thereof by the Debtor; and, in such event, Secured Party disclaims any right to receive any of the proceeds from any such sale unless Debtor shall at the time be in default under the terms of its Note secured hereby; and then only to the extent that all of the obligations of the Debtor then secured by the Trust Indenture are first satisfied.
         6. Notices required herein from Secured Party to Debtor shall be sent to the address of Debtor shown in this Deed of Trust.

         IN WITNESS WHEREOF, Debtor has executed this Deed of Trust on the 1st day of July, 1997.

Attest:                                            GULF POWER COMPANY, Debtor

By:                                                By:
                                                   Its:

(SEAL)

STATE OF __________
COUNTY OF _____________
         PERSONALLY appeared before me, the undersigned authority in and for the said county and state, on this 1st day of July, 1997, within my jurisdiction, the within named _____________ ___________________ and
_______________________________________, who acknowledged that they are the Vice
President and Assistant Secretary respectively of Gulf Power Company, a Maine corporation, and that for and on behalf of the said corporation, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.



NOTARY PUBLIC


My Commission Expires:


 (SEAL)

Indexing Instructions: All quarter quarter sections in Sections 15, 14, 11, 10, 9, 4, 37 and 2, all in Township 6 South, Range 6 West; and all quarter quarter sections in the A. Goodwin Claim, Section 35, and the Kirkwood Claim, Section 42, both in Township 5 South, Range 6 West, Jackson County, Mississippi.

Instrument Prepared by:  Brenda V. Znachko, Eaton and Cottrell, P.A.,
                         1310 Twenty-Fifth Avenue, P.O. Box 130,
                         Gulfport, MS 39502; (601) 864-9900

STATE OF ___________

COUNTY OF ____________


                             TRANSFER AND ASSIGNMENT


         For value received the undersigned hereby transfers, assigns, and conveys without recourse unto First Union National Bank, as "Trustee" pursuant to that certain Trust Indenture dated as of July 1, 1997, between Jackson County, Florida, and First Union National Bank, all its right, title, interest, powers and options in, to and under the within Subordinate Land Deed of Trust from Gulf Power Company to the undersigned as well as to the land described therein and the indebtedness secured thereby.

         IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal as of July 1, 1997.

                                                     JACKSON COUNTY, FLORIDA



Signed, sealed and                                   By:
delivered in the                                     Title:
presence of:

                                     Attest:
Witness                                              Title:



Notary Public

Commission Data: